UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 10, 2026

ALLIED GAMING & ENTERTAINMENT INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38226	82-1659427
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

745 Fifth Avenue, Suite 500

New York, New York 10151

(Address of principal executive offices, including zip code)

(646) 768-4240

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	AGAE	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter:

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2026, Allied Gaming & Entertainment Inc. (the “Company”) and Yangyang Li, its Chief Executive Officer and Chairman, in his personal capacity (“Mr. Li”, and together with the Company, the “Allied Parties”) entered into a binding Term Sheet for Global Resolution (the “Term Sheet”) with Knighted Pastures, LLC (“Knighted”) and Roy Choi, in his personal capacity (“Mr. Choi”, and together with Knighted, the “Knighted Parties”). The Term Sheet summarizes the principal terms of the global resolution between the parties regarding (i) the action initiated by Knighted against the Company and its directors in the Delaware Court of Chancery on November 12, 2024, Knighted Pastures, LLC v. Yangyang Li, et. al, C.A. No. 2024-1158-JTL (the “Delaware Litigation”), and (ii) the action initiated by the Company against Knighted and other defendants in the United States District Court for the Central District of California on June 11, 2025, Allied Gaming & Entertainment, Inc. v. Knighted Pastures, LLC, 2:25-CV-05312 (C.D. Cal.) (the “Federal Litigation”).

Pursuant to the Term Sheet, the Company agreed to pay Knighted’s fees and expenses in the Delaware Litigation totaling $5,936,738.36 (the “Fee Award”) as previously ordered by the Delaware Court of Chancery on March 10, 2026, according to the following payment schedule: (i) $1,000,000.00 due on May 7, 2026, (ii) $2,000,000.00 due on June 30, 2026, and (iii) $2,936,738.36 due on July 31, 2026. Interest accrues monthly on the outstanding balance of the Fee Award beginning on April 8, 2026 at a rate of 8.75% per annum. If any payment is not made in full by the applicable due date, additional interest accrues on the full outstanding amount at a rate of 10% per annum, compounded daily until such payment is made.

In connection with the execution of the Term Sheet, the Company and Mr. Li, as guarantors, entered into a Guaranty, dated as of April 10, 2026 (the “Guaranty”), pursuant to which the Company and Mr. Li jointly and severally guaranteed to Knighted the payment of the Fee Award, together with all accrued interest.

The Term Sheet also provides that, within five business days of the effective date of the Term Sheet, the Company will file a Notice of Dismissal With Prejudice of the Federal Litigation. The parties further agreed that neither party will file any fee application in the Federal Litigation or pursue any appeal related to either the Federal Litigation or the Delaware Litigation.

The Term Sheet contains mutual non-disparagement provisions. Each party is also required to promptly delete, remove, and/or retract any disparaging comments or statements concerning the other party, including postings on blogs, social media, and other websites, regardless of when such statements were made.

From the effective date of the Term Sheet, each party agreed, for a period of two years, not to bring any claims against the other party relating to any breach of duties, breach of contract or securities laws violations, other than claims arising from or relating to the enforcement of the Term Sheet. Upon completion of the payment of the Fee Award in full with all accrued interest, the Company and Knighted will provide mutual general releases of claims against each other, in each case from the beginning of time through the date of the release, subject to certain exceptions relating to the enforcement of the Term Sheet. Additionally, upon completion of the payment of the Fee Award in full with all accrued interest, the Company will provide a general release to Yiu-Ting So and Naomi Choi (the “Litigation Third Parties”), and the Litigation Third Parties will provide a reciprocal general release to the Company, from the beginning of time through the date of the release.

The Term Sheet includes a standstill provision pursuant to which the Knighted Parties agreed, for a period of two years from the effective date of the Term Sheet, not to, among other things: (i) acquire, announce an intention to acquire, offer or propose to acquire, or agree to acquire, any shares of the Company’s common stock or other voting securities; (ii) make any public announcement or proposal with respect to any business combination, acquisition, restructuring, recapitalization, liquidation, dissolution, tender offer or exchange offer involving the Company or its voting securities; (iii) engage in any solicitation of proxies; (iv) initiate, propose or solicit the Company’s stockholders for approval of any shareholder proposal; or (v) seek election or appointment to, or representation on, the Company’s board of directors, nominate or propose the nomination of any person to the Company’s board of directors, or seek or encourage any person to seek the removal of any member of the Company’s board of directors.

The Term Sheet contains customary representations and warranties made by the parties. The Term Sheet does not address the rights agreement, dated as of February 9, 2024, by and between the Company and Continental Stock Transfer & Trust, as rights agent.

The foregoing description of the Term Sheet and the Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Sheet, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the Guaranty, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 5.02(e) Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Guaranty is incorporated herein by reference. The personal Guaranty executed by Mr. Li, the Chief Executive Officer and Chairman of the Company, exposing Mr. Li to joint and several liability of up to $5,936,738.36 plus interest, may constitute a material arrangement with a named executive officer required to be reported pursuant to Item 5.02(e).

Item 8.01 Other Events.

Pursuant to the Term Sheet, the Company has filed a Notice of Dismissal With Prejudice of the Federal Litigation on April 17, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Term Sheet for Global Resolution, dated as of April 10, 2026, by and among Allied Gaming & Entertainment Inc., Yangyang Li, Knighted Pastures, LLC and Roy Choi.
10.2	Guaranty, dated as of April 10, 2026, by and among Allied Gaming & Entertainment Inc., Yangyang Li and Knighted Pastures, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLIED GAMING & ENTERTAINMENT, INC.

By:	/s/ Roy Anderson
Roy Anderson
Chief Financial Officer

Date: April 20, 2026